 Southwest IDEAS Investor Conference 2015November 18, 2015  *

 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs,assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets, including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission. Additional information is available on the Cosi, Inc. website at www.getcosi.com.Copies of this deck will be available on the Così® Website at: www.ir.getcosi.com  *

Table of Contents

- Overview
  - Investment Highlights
  - Operational Strategy
  - Economics of our portfolio
  - Improving cash flows
  - Domestic & international franchise growth plan

- 3rd Quarter Financial Results Overview
- Closing comments and Q&A

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 Overview  *   Fast Casual Restaurant CompanyHeadquartered in Boston, MAFounded in 1989IPO in 2002Menu Offerings: Salads, sandwiches, melts, soups, flatbread pizzas, bowls, snacks, desserts and beveragesCurrently 79 Company-owned and 30 franchise-owned restaurants Operating in 16 states, the District of Columbia, the United Arab Emirates, and Costa Rica

Investment Highlights

- Completed Hearthstone merger in April 2015
  - Implement and replicate Hearthstone's model across our restaurants to drive revenue and cash flow growth
- Bold, decisive actions to:
  - Enhance operations to create more efficiencies and same store sales growth
  - Expand franchise system domestically and internationally
  - Drive significant brand awareness in major US markets
- Restaurant portfolio management plan underway to achieve positive EBITDA between Q2 and Q3 2016

COSÌ 6

An Operating Model that Works

- RJ Dourney establishes Hearthstone Associates
- Purchases 3 Cosi® restaurants in 2005 and becomes a franchisee
- The "Hearthstone Model" is born and becomes the foundation to grow a profitable business
  - Excels and grows a Cosi® economic model that works
  - 8 years of positive comparable restaurant sales growth
  - Consistently strong unit-level economics
  - Grows 13 profitable restaurants in Massachusetts

cosi® 7

 Turnaround Phase 1: Invest in Hearthstone Standards  *   Disciplined investment in our restaurantsReplicate the “Hearthstone Model”SpeedAccuracyHospitalityCleanlinessIntegrated Operating, Financial Management, and Culture standards

 Turnaround Phase 2: Assess, React, and Grow  *   Cash flow preservation and growthAssess the progress made to dateMake the necessary corrections to stay the courseFocus on driving new trafficGrow the franchise system

 Assess: Economics of our Portfolio - Segmentation  Current 2015 Financial Performance by Quartile   *

 React: Improving Cash Flows-Economic Model Optimization  Restated 2015 Financial Performance Excluding Current 4th Quartile   *

 React: Improving Cash Flows - Managing Overhead Costs  General & Administrative Projected Cash Uses   *

Grow: Improving Cash Flows - Driving Traffic

Brand positioning & guest experience

- Intense focus on elevating guest experience and building relationships with guests
- Owning brand story and point of differentiation
- Creating appealing and relevant in-store creative
- Communicating message through all key touchpoints that resonate with guests

#feedthecity

- Reintroducing Cosi® to NYC guests
- Motivating trial by treating guests to signature Cosi® sandwiches
- Staying committed to giving back to community through donations to food bank

Media

- Leveraging non-traditional media to drive trial and repeat visits
- Strategic targeting
- Relevant brand messaging and compelling creative

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Grow: Domestic & International Franchise Growth

Future Outlook

- Conversations with 1-4 potential new franchise partners are making progress
- Domestic potential of 500+ units in the next 5-7 years
- International potential of 100 units in Central & South America in the next 5-7 years

Projected Openings: 2016

- Domestic
  - 8-10 new units by current partners
  - 1 unit from new development agreement in Florida across 3 counties
- International
  - 1 unit in Panama from a new development agreement

Actual Openings: 2015

- Domestic
  - 3 new units: Boston (formerly Hearthstone), Virginia (Sodexo), DC (Compass)
- International
  - 2 new units in Costa Rica (Fast Casual)

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3Q 2015 Financial Results  Financial Summary ($’s in thousands)*   *  * Results may be slightly affected by rounding differences

 3Q 2015 Financial Results  Reconciliation of Non-GAAP Measures to Net Income ($’s in thousands)*   *  * Results may be slightly affected by rounding differences

 Closing Comments and Q&A  *